Exhibit 99.1

MTM Technologies Announces Fourth Quarter and Fiscal Year 2007 Results

•	Completion of front and back office consolidation and fourth quarter restructuring activities position company for improved profitability
•	FY07 revenue of $275 million, an increase of 16% over prior year
•	Company reiterates FY08 guidance – revenue of $265 million, with positive and increasing EBITDA in each quarter

STAMFORD, CT – June 27, 2007 – MTM Technologies, Inc. (NASDAQ: MTMC), a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies, today announced financial results for its fourth quarter and fiscal year ended March 31, 2007.

Steve Stringer, President and Chief Operating Officer, said "In fiscal year 2007, we took aggressive actions to improve our overall cost structure, consolidate operations and realign the sales force in order to achieve profitability moving forward.  This had a short-term negative impact on our operational and financial performance; however, we are confident that they were the appropriate set of strategic actions to maximize shareholder value from a long-term perspective.”

Stringer added, “During the fourth quarter, we completed the consolidation of the company’s front and back office systems. We now have one consolidated financial and CRM system which provides greater visibility across all aspects of our business, including the customer-facing systems, professional services and back office operations.  This was a significant milestone and achievement for the company, and we believe it will allow us to more effectively plan, manage and execute our business plan moving forward.”

Key Highlights for Fourth Quarter 2007

•	Received $3.0 million preferred equity financing from existing investors.

•	Completed restructuring activities which are expected to lead to annualized cost savings of approximately $10 million beginning in fiscal year 2008.

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Numerous new client wins in the Company’s core solutions areas of Access, Convergence, Consolidation and Virtualization, as well as for its Managed Service offering.  These new wins include both professional service engagements and long term managed service engagements.

•	Awarded GSA Schedule 70 contract. This enables MTM Technologies to be listed on an approved GSA Schedule and provide our GSA customers integration services.

•	Named Cisco IPT and Wireless Partner of the Quarter for the Los Angeles commercial marketplace.

•	Winning 5 Awards at Citrix Summit 07 including National Education Partner of the Year.

Fourth Quarter and Fiscal Year 2007 Results

Net revenue was $62.3 million for the quarter ended March 31, 2007, representing a decrease of 12% on a year-over-year and 11% on a sequential basis.  Within total revenue, product revenue was $46.1 million or 74% of total revenue.  Product revenue was down 12% compared to the previous quarter and

16% on a year-over-year basis.  For the quarter, services revenue was $16.2 million, representing 26% of total revenue.  Services revenue was down 6% compared to the previous quarter and 2% on a year-over-year basis.  On a full fiscal year basis, total revenues were $275 million, up 16% compared to fiscal 2006, with product revenues of $207 million increasing 18% and services revenues of $68 million increasing 12%, each compared to fiscal 2006.

Gross profit was $12 million for the fourth quarter of fiscal 2007, resulting in an overall gross margin of 19.4%.  This represented a decrease from a gross profit and margin of $14.3 million and 20.2%, respectively, in the same quarter a year ago.  Product gross margin for the fourth quarter of fiscal 2007 was 14.5%, a decrease from 15.1% in the prior year’s quarter.  Services gross margin was 33% in the fourth quarter of fiscal 2007, which was down from 36.8% in the prior year period.

EBITDA for the fourth fiscal quarter ended March 31, 2007 was a loss of $6.1 million compared to a positive$51,000 last quarter and a positive $1.4 million in the same quarter a year ago.  For the full year fiscal 2007, EBITDA was a loss of $14.5 million, compared to a positive $3.5 million in fiscal 2006.

Net loss available to common shareholders was $11.3 million, or $0.95 loss per share, for the quarter ended March 31, 2007, compared to a loss of $2.1 million, or $0.19 loss per share, in the same quarter a year ago.  For the full year fiscal 2007, net loss available to common shareholders was $35.2 million, or $3.00 a share, compared to a loss of $8.5 million, or $0.99 per share for the full year fiscal 2006.

Financial Outlook

The Company currently anticipates revenues of approximately $265 million in fiscal 2008, with positive and increasing EBITDA in each quarter.  MTM expects cost savings from restructuring and right sizing activities to result in approximately $10 million in annualized cost savings in fiscal year 2008.

Conference Call Details

In conjunction with this announcement, MTM Technologies will host a conference call on Thursday, June 28, 2007, at 9:00 a.m. (EST) to discuss the Company’s financial results.  To access this call, dial 800-811-8824 (domestic) or 913-981-4903 (international).  Additionally, a live webcast of the conference call will be available on the “Investor Relations” page on the Company’s Web site, www.mtm.com.

A replay of this conference call will be available from 12:00 p.m. EST on Thursday, June 28, 2007 through midnight EST on Saturday, July 28, 2007 at 888-203-1112 (domestic) or 719-457-0820 (international).  The replay pass code is 9177694.  An archived webcast of this conference call will also be available on the “Investor Relations” page of the Company’s Web site, www.mtm.com.

Non-GAAP Financial Measures

MTM Technologies believes that EBITDA, which is not a recognized measure for financial presentation under United States generally accepted accounting principles (“GAAP”), provides investors and management with a useful supplemental measure of its operating performance by excluding the impact of interest, taxes, depreciation, amortization, stock based compensation and other expense.  A table reconciling net loss calculated in accordance with GAAP to EBITDA is included in the financial statements in this release.  EBITDA does not have any standardized definition and is therefore unlikely to be comparable to similar measures presented by other reporting companies.

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies.  Partnered with industry-leading technology providers such as Cisco Systems, Citrix, Microsoft, HP, Sun Microsystems, EMC, and Avaya, MTM Technologies offers comprehensive solutions in the areas of access, convergence, consolidation, and virtualization.  In addition, MTM Technologies provides a broad range of managed services, including system monitoring and management, hosting, security management, IP telephony management, and IT support, as well as IT staffing and training services.  For more information, visit www.mtm.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  These risks and uncertainties include MTM Technologies' entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in MTM Technologies' Securities and Exchange Commission filings.  The forward looking statements in this press release speak only as of the date hereof and MTM Technologies disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in  MTM Technologies’ expectations or future events.

For more information, contact: Timothy Dolan Senior Managing Director Integrated Corporate Relations, Inc. 203-682-8200 timothy.dolan@ircinc.com	J.W. (Jay) Braukman, III Chief Financial Officer MTM Technologies, Inc. 203-975-3750 inverstorrelations@mtm.com